Exhibit 21.1

           PAXAR CORPORATION SUBSIDIARIES

COMPANY                                           JURISDICTION OF ORGANIZATION
-----------------------------------------------   -----------------------------

Paxar Capital Corporation...................                          New York
Paxar International Holdings, Inc...........                          Delaware
Paxar B.V...................................                       Netherlands
Paxar Americas, Inc.(*).....................                          Delaware
Paxar Canada, Inc...........................                            Canada
Paxar Corporativo Mexico S.A. de C.V........                            Mexico
Paxar de Colombia S.A.......................                          Colombia
Paxar Honduras S.A..........................                          Honduras
Paxar U.K. Ltd..............................                    United Kingdom
Collitex S.r.l..............................                             Italy
Paxa Italia S.r.l...........................                             Italy
Paxar Deutschland, GmbH.....................                           Germany
Paxar Iberia S.L............................                             Spain
Paxar France S.A............................                            France
Paxar Teslo A.S.............................                            Turkey
Bornemann & Bick GmbH & Co. K.G.............                           Germany
Paxar Far East Ltd..........................                         Hong Kong
Ferguson Asia Ltd...........................                         Hong Kong
Bonny Nice Industries Ltd...................                         Hong Kong
Paxar Lanka (Pvt.) Ltd......................                         Sri Lanka


* Formerly, Monarch Marking Systems, Inc.